Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Partners

Royal Hawaiian Orchards, L.P.

Hilo, Hawaii

We have audited the accompanying statement of the Becker Orchards for the year ended December 31, 2014.

MANAGEMENT’S RESPONSIBILITY FOR THE STATEMENT OF REVENUE

Management is responsible for the preparation and fair presentation of the statement of revenue in accordance with the basis of accounting described in Note 1; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenue that is free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on the statement of revenue based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenue. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the statement of revenue, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to Becker Orchards’ preparation and fair presentation of the statement of revenue in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Becker Orchards internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenue.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Partners

Royal Hawaiian Orchards, L.P.

Page Two

OPINION

In our opinion, the statement of revenue of Becker Orchards present fairly, in all material respects, the results of their operations for the year ended December 31, 2014 in accordance with the basis of accounting described in Note 1.

EMPHASIS OF MATTER

We draw attention to Note 1 of the statement of revenue, which describes the basis of accounting. The statement of revenue was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for the inclusion on Form 8-K for Royal Hawaiian Orchards., as described in Note 1. The presentation is not intended to be a complete presentation of the Becker Orchards revenues and expenses. Our opinion is not modified with respect to this matter.

EKS&H LLLP

August 31, 2015

Boulder, Colorado

Becker Orchards

Statements of Revenue

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
	(unaudited)
Revenue
Rental revenue	$140,837	$563,349
Total revenue	$140,837	$563,349

The accompanying notes are an integral part of these statements of revenues.

Becker Orchards

Notes to Statements of Revenue

(1) Basis of Presentation

The accompanying historical statements of revenue relate to the rental revenue from the lease of the Becker Orchards, consisting of approximately 736 acres of land and certain rights, easements, and benefits appurtenant to the property, including all improvements, 641 acres of macadamia nut trees, and windbreak trees located in Keaau, Hawaii. Royal Hawaiian Orchards, L.P. (the “Partnership”) acquired the Becker Orchards from a group of tenant in common investors on June 16, 2015, for $8.1 million.

There are five lease agreements in place with the lessee of the Becker Orchards. The leases are triple net leases that require the lessee to pay all charges and assessments applicable to the properties during the term, including real property and general excise taxes, casualty loss insurance, liability insurance, and costs to farm the orchards and maintain the properties in accordance with professional industry standards in practice in Hawaii.

The accompanying statements of revenue have been prepared for the purpose of complying with Rule 8-06 of Regulation S-X as promulgated by the Securities and Exchange Commission in connection with the Partnership’s acquisition of the Becker Orchards. The historical summary is not representative of the actual operations for the periods presented, as certain operating expenses, which may not be directly attributable to expenses expected to be incurred in the future operations of the Becker Orchards, have been excluded.

In preparation of the accompanying statements of revenues, the Becker Orchards has been evaluated for events and transactions occurring after March 31, 2015, through August 31, 2015, the date the financial statements were available to be issued, and no items requiring adjustment of the statements or additional disclosure were noted.

(2) Summary of Significant Accounting Policies

Revenue Recognition

The Becker Orchards recognizes rental revenue from the leases on a straight-line basis in accordance with the terms of the related leases. No expenses are recognized because the leases are triple net leases that require the lessee to pay all charges and assessments applicable to the properties during the term.

Use of Estimates

The preparation of the statements of revenues requires management to use estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could materially differ from these estimates in the near term.

Unaudited Interim Statement

The statement of revenues for the three months ended March 31, 2015, is unaudited. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair representation of the statement of revenues for the interim period have been made.

(3) Future Lease Rent

Revenues are obtained from tenant rental payments as provided under five lease agreements with the same tenant. Each of the lease agreements indicate the annual base rent amounts and expire on December 31, 2021. As of March 31, 2015, the future cash rents receivable are as follows:

2015 (nine months ending December 31, 2015)	$408,807
2016	601,809
2017	601,809
2018	601,809
Thereafter	1,805,427
Total	$4,019,661